Exhibit 3(ii)

BY-LAWS

OF

BERKSHIRE HATHAWAY INC.

(as amended on May 2, 2016)

SECTION 1

Certification of Incorporation

1.1. The nature of the business or purposes of the Corporation shall be as set forth in its certificate of incorporation. These by-laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation.

SECTION 2

Stockholders

2.1. ANNUAL MEETING. The annual meeting of the stockholders to elect a board of directors and to transact such other business as may properly come before the meeting, shall be held at such place, and at such time as the Board of Directors may determine by resolution.

2.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the Chairman of the Board or by the Board of Directors. A special meeting of the stockholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the Directors or of one or more stockholders who are entitled to vote and who hold at least fifty percent of the capital stock issued and outstanding. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

2.3. NOTICE OF MEETINGS. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than 10 or more than 60 days before the meeting, to each stockholder entitled to notice of the meeting, at each such stockholder’s address as it appears in the records of the Corporation, which notice may be given by depositing such notice in the United States mail, postage prepaid, addressed to such stockholder at such address. Such notice shall be given by the Secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by the officer calling the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by applicable law.

As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjournment session by such stockholder is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

2.4. QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, whether the same be an original or an adjourned session, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except in any case where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present.

2.5. ORGANIZATION. The chairman of a meeting of stockholders shall be: (i) the Chairman of the Board; (ii) in the absence of the Chairman of the Board, the Vice-Chairman of the Board; (iii) in the absence of the Chairman of the Board and the Vice-Chairman of the Board, such person as the Board of Directors may have designated; and (iv) in the absence of the Chairman of the Board, the Vice-Chairman of the Board or any person designated by the Board of Directors, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary or in his or her absence a person designated by the chairman of the meeting shall act as secretary of the meeting.

2.6. ACTION BY VOTE. When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes cast for election to any office shall elect to such office and a majority of the votes cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

The Corporation may, and to the extend required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.7. ACTION WITHOUT MEETINGS. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such consent may also be given by electronic transmission in the manner provided by applicable law.

If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders. If action is taken by less than unanimous consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such less than unanimous consent and a certificate signed and attested to by the Secretary that prompt notice was given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said General Corporation Law, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

2.8. PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact or be authorized by such other means as is provided in Section 212 of the General Corporation Law of Delaware. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting in the manner provided by law. A stock list shall also be open to examination of any stockholder during the whole time of any meeting of stockholders in the manner provided by law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section to examine the list required by this Section or to vote in person or by proxy at such meeting.

2.10. ADVANCE NOTICE. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the

Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of record of the Corporation at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

For nominations or business to be properly brought before an annual meeting by a record stockholder pursuant to clause (c) of the foregoing paragraph, (a) the record stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and (b) any such business must be a proper matter for stockholder action under Delaware law. To be timely, a record stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders.

Such record stockholder’s notice shall set forth: (a) if such notice pertains to the nomination of directors, as to each person whom the record stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (b) as to any business that the record stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such record stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) a statement whether the record stockholder intends to appear in person (or through a duly authorized agent) at the meeting to introduce the business or nomination; and (d) as to (1) the record stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such person or entity; (ii) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such person or entity; and (iii) any other information relating to the record stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. If the business to be transacted at a special meeting includes director elections, then stockholder nominations of persons for election to the Board of Directors may be made only by a stockholder who has complied with the requirements set forth in this Section regarding nominations at annual meetings. For such purpose, all references in this Section to annual meetings shall be deemed to refer to special meetings (provided that to be timely a notice of a nomination with respect to a special meeting must be submitted not later than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting).

In no event shall an adjournment of an annual or special meeting of stockholders, or postponement of any previously scheduled annual or special meeting of stockholders for which notice has been given (or with respect to which there has been a public announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a record stockholder’s notice.

The chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 3

Board of Directors

3.1. NUMBER. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

3.2. TENURE. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

3.3. POWERS. The business of the Corporation shall be managed by the Board of Directors who shall have and may exercise all the power of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4. VACANCIES. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other action.

3.5. COMMITTEES. The Board of Directors may, by vote of a majority of the whole Board of Directors, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

3.6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without call or notice at such place and at such times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

3.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place designated in the notice of the meeting, when called by the Chairman of the Board, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board or any one of the directors calling the meeting.

3.8. NOTICE. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telephone, facsimile, or electronic message at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9. QUORUM. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board of Directors. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Directors may participate in any meeting of the Board of Directors by means of telephone or other communication equipment which allows all individuals participating in the meeting to hear each other at the same time. This type of participation in a meeting shall constitute presence in person at the meeting.

3.10. ACTION BY VOTE. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

3.11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the records of the meeting of the Board of Directors or of such committee. Such consent shall be treated for all purposes as the act of the Board of Directors or of such committee, as the case may be.

3.12. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the directors. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

SECTION 4

Officers and Agents

4.1. ENUMERATION; QUALIFICATION. The officers of the Corporation shall be a Chairman of the Board, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as the Board of Directors may appoint including without limitation a Vice Chairman of the Board, a Controller, and one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person. The salaries of the Chairman of the Board and the Vice Chairman shall be fixed from time to time by the Board of Directors. The Chairman of the Board or a delegate shall fix the compensation of all other officers.

4.2. POWERS. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and power herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the Board of Directors may from time to time designate. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Financial Officer, or any officer of the Corporation authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or securityholders of or with respect to any action of stockholders or securityholders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these by-laws.

4.3. ELECTION. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officers their power to elect or appoint any other officer or any agents.

4.4. TENURE. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is chosen and qualified unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors or the Chairman of the Board.

4.5. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. Except as otherwise voted by the directors, the Chairman of the Board shall be the Chief Executive Officer of the Corporation, he or she shall preside at all meetings of the stockholders and directors at which he or she is present and shall have such other powers and duties as the Board of Directors, executive committee or any other duly authorized committee shall from time to time designate. Subject to these by-laws and the direction of the Board of Directors, the Chairman of the Board shall have the responsibility and the power necessary for the management, oversight, supervision and control of the business and affairs of the Corporation.

Except as otherwise voted by the directors, the Vice Chairman of the Board, if any is elected or appointed, shall assume the duties and powers of the Chairman of the Board in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the Board of Directors.

4.6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distributions of funds. The Chief Financial Officer shall have all such powers and duties as are commonly incident to the office of Chief Financial Officer or that are delegated to him or her by the Board of Directors or the Chairman of the Board. If no treasurer is elected, the Chief Financial Officer shall also have the duties and powers of the Treasurer.

4.7. VICE PRESIDENTS. Any vice presidents shall have all such duties and powers as are commonly incident to the office of vice president or that are delegated to him or her by the Board of Directors, Chairman of the Board or the Chief Financial Officer.

4.8. TREASURER. The Treasurer shall have care of all funds of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors, Chairman of the Board or the Chief Financial Officer.

4.9. CONTROLLER. If a controller is elected, he or she shall be the Chief Accounting Officer of the Corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chairman of the Board, or the Chief Financial Officer.

4.10. SECRETARY. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors. In the absence of the Secretary from any meeting, a temporary secretary, chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may from time to time be designated by the Board of Directors, the Chairman of the Board, or the Chief Financial Officer.

4.11. ASSISTANT SECRETARIES. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Financial Officer, or the Secretary.

SECTION 5

Resignations and Removals

5.1. Any director or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the Secretary, or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (unless a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6

Capital Stock

6.1. STOCK CERTIFICATES. Shares of the Corporation’s stock may be certificated or uncertificated, as provided by Section 158 of the General Corporation Law of Delaware. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number, class and designation of the series, if any, of the shares held and shall be signed by the Chairman, Vice Chairman, or a Vice President and by the Treasurer, Assistant Treasurer, Secretary, or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue.

6.2. LOSS OF CERTIFICATES. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim or account thereof, as the Board of Directors may prescribe.

6.3. VOTING POWER. Every reference in these by-laws to a majority or other proportion of stock or shares shall refer to such majority or other proportion of the votes of such stock or shares.

SECTION 7

Transfer of Shares of Stock

7.1. TRANSFER ON BOOKS. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, subject to the restrictions, if any, stated or noted on the stock certificate, upon surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

7.2 RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 8

Indemnification of Directors and Officers

8.1. RIGHT TO INDEMNIFICATION. Each director or officer of the Corporation who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators: provided however, that except for any proceeding seeking to enforce or obtain payment under any right to indemnification by the Corporation, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the Corporation has joined in or consented to the initiation of such proceeding (or part thereof). The Corporation may, by action of its Board of Directors, either on a general basis or as designated by the Board of Directors, provide indemnification to employees and agents of the Corporation, and to directors, officers, employees and agents of the Corporation’s subsidiaries, with the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding anything in this Section to the contrary, no person shall be entitled to indemnification pursuant to this Section on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase and sale by such person of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

8.2. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Section.

8.3. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

8.4. EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her in connection therewith.

8.5. INDEMNITY AGREEMENTS. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents of the Corporation and with such officers, directors, employees and agents of subsidiaries as the Board of Directors may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons as contemplated by this Section, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the General Corporation Law of Delaware. The provisions of such indemnity agreements shall prevail to the extent that they differ from the provisions of this Section.

SECTION 9

Corporate Seal

9.1. The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware” together with the name of the Corporation and the year of its organization, cut or engraved thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 10

Execution of Papers

10.1. GENERAL PAPERS. Except as the Board of Directors may generally or in some particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, Chief Financial Officer, Controller, Treasurer, Secretary or by one of the Vice Presidents.

10.2. GUARANTEES. The Chairman, Vice Chairman, Chief Financial Officer, or any other person authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Corporation guarantees of debt obligations of wholly-owned or partially-owned direct or indirect subsidiary entities for any lawful reason. The Chairman, Vice Chairman, Chief Financial Officer, Controller, Treasurer, Secretary or any other person authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Corporation guarantees on behalf of the Corporation of Investment Agreements or Guaranteed Investment Contracts issued by a wholly-owned or partially-owned direct or indirect subsidiary entities for any lawful purpose.

10.3. ACCOUNTS AND SECURITIES TRANSACTIONS. Any two of the Chairman, Vice-Chairman, Chief Financial Officer and Controller, or any other person authorized by the Board of Directors shall have the authority on behalf of the Corporation to establish and maintain one or more accounts with a brokerage firm or other firms for the purpose of purchasing, investing in, or otherwise acquiring, selling, possessing, transferring, exchanging, pledging or disposing of, or realizing upon, and generally dealing in and with any and all forms of securities including, but not by way of limitation, shares, stocks, bonds, debentures, scrip, participation certificates, rights to subscribe, options, warrants, certificates of deposit, mortgages, choses in action, derivative contracts (including, but not by way of limitation, forwards, futures, swaps, options or related contracts), evidence of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured or unsecured or via margin transactions including short sales, whether represented by trust, participating and/or other certificates or otherwise (hereinafter collectively referred to as “Securities”). Any two of the Chairman, Vice-Chairman, Chief Financial Officer, Vice President and Director of Financial Assets, Treasurer, or any other person authorized by the Board of Directors shall have the authority on behalf of the Corporation to purchase, acquire, transfer, convert, endorse, sell, assign, set over and deliver any and all forms of Securities, as previously defined, now or hereafter held in the name of, or owned by, the Corporation and to make, execute and deliver under the name of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred. Any two of the Chairman, Vice-Chairman, Chief Financial Officer, Vice President and Director of Financial Assets, Treasurer, or any other person authorized by the Board of Directors shall have the authority to purchase and sell United States Treasury Bills and Notes, Commercial Paper, Agency Discount Notes, Collateralized Repurchase Agreements, Money Market Funds, Spot Currency Exchange Contracts, and Certificates of Deposit on behalf of the Corporation.

SECTION 11

Fiscal Year

11.1. The fiscal year of the Corporation shall end on the 31st day of December of each year unless changed by a resolution of the Board of Directors.

SECTION 12

Forum for Adjudication of Disputes

12.1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware or the Corporation’s certificate of incorporation or by-laws, or (iv) any other action asserting a claim governed by the internal affairs doctrine.

SECTION 13

Amendments

13.1. These by-laws may be made, altered, amended or repealed by vote of a majority of the directors in office or by vote of a majority of the stock outstanding and entitled to vote. Any by-law, whether made, altered, amended or repealed by the stockholders or directors, may be altered, amended or reinstated, as the case may be, by either the stockholders or by the directors as hereinbefore provided.